UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 19, 2012 (August 28, 2012)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On August 31, 2012, Longhai Steel Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) announcing the resignation of Mr. Heyin Lv as the Company’s Chief Financial Officer. The Company is filing this amendment to the Original Filing to disclose the appointment of the Interim Chief Financial Officer.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 28, 2012, Mr. Heyin Lv resigned as the Chief Financial Officer of Longhai Steel Inc. (the “Company”) effective immediately. The resignation of Mr. Lv is not in connection with any known disagreement with the Company on any matter. On September 17, 2012, the Board of Directors of the Company appointed Mr. Chaojun Wang, the Company’s Chief Executive Officer, as the Interim Chief Financial Officer, until a permanent Chief Financial Officer is appointed.

Mr. Chaojun Wang. Mr. Wang was appointed as the Interim Chief Financial Officer on September 17, 2012. Mr. Wang has served as the Company’s Chairman and Chief Executive Officer since March 2010 and has served as the Chief Executive Officer of the Company’s variable interest entity Xingtai Longhai Wire Rod Co., Ltd. since its inception in 2008. He has also served as Chairman of Longhai Steel Group, the Company’s related party, since 1999. Mr. Wang is also a member of the local parliament and holds a Bachelor’s Degree in enterprise management from the Shijiazhuang Railway College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: September 19, 2012	/s/ Chaojun Wang
Mr. Chaojun Wang
Chief Executive Officer